UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
May 3, 2004

KEYSTONE PROPERTY TRUST

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-12514 (Commission File Number)	84-1246585 (IRS Employer Identification No.)

200 Four Falls, Suite 208
West Conshohocken, PA 19428
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:
(484) 530-1800

Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
AGREEMENT AND PLAN OF MERGER, DATED MAY 3, 2004
FORM OF VOTING AGREEMENT, DATED MAY 3,2004
PRESS RELEASE DATED MAY 3, 2004

Item 5.  Other Events.

     On May 3, 2004, Keystone Property Trust, a Maryland real estate investment trust (“Keystone”), and Keystone Operating Partnership, L.P., a Delaware limited partnership (“Keystone OP”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which a partnership among ProLogis (“ProLogis”) and affiliates of investment companies managed by Eaton Vance Management (“Eaton Vance”) will acquire Keystone and its subsidiaries through mergers of Keystone and Keystone OP with transitory merger subsidiaries of the ProLogis-Eaton Vance partnership (the “Mergers”).

     Pursuant to the terms of the Merger Agreement, each of the issued and outstanding Keystone common shares of beneficial interest, par value $.001 per share (the “Common Shares”), will be converted into the right to receive $23.80 in cash. Each issued and outstanding share of Series C Convertible Preferred Stock, Series D Cumulative Redeemable Preferred Stock and Series E Cumulative Redeemable Preferred Stock, each with a par value of $.001 per share (collectively, the “Preferred Shares”), will remain outstanding until such time as Keystone is liquidated following the closing of the Mergers. Holders of Preferred Shares will receive cash distributions in such liquidation in accordance with the terms of the Articles Supplementary classifying such Preferred Shares. Each common unit of limited partnership interest in Keystone OP (each, an “OP Unit”) will be converted into the right to receive either (i) $23.80 in cash or (ii) if the holder of the OP Unit so elects, common units of limited partner interest in a partnership subsidiary of ProLogis.

     The Merger Agreement provides that, through the effective time of the Mergers, Keystone and Keystone OP may continue to declare and pay regular quarterly dividends with respect to the Keystone Common Shares and OP Units in accordance with their respective terms for each full quarter ending prior to the effective time of the Mergers.

     The Merger Agreement has been unanimously approved by the Board of Trustees of Keystone. The Mergers are subject to customary closing conditions, including the approval of the transaction by the shareholders of Keystone. The Merger Agreement contains no financing condition. It is anticipated that the transactions will be closed in the second half of 2004.

     Each of the trustees of Keystone has entered into a voting agreement pursuant to which the trustee has agreed, among other things, to vote Keystone Common Shares and OP Units owned by the trustee in favor of the Mergers.

     The foregoing descriptions of the Mergers, the Merger Agreement and the Voting Agreements are qualified in their entirety by reference to the text of the Merger Agreement, which are attached hereto as Exhibits 2.1 and 99.1, and are incorporated herein by reference. A copy of Keystone’s press release dated May 3, 2004 is also attached hereto as Exhibit 99.2.

Item 7.  Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description of Document

2.1	Agreement and Plan of Merger dated as of May 3, 2004 by and among ProLogis Six Rivers Limited Partnership, Six Rivers REIT Merger Sub LLC, Six Rivers Partnership Merger Sub L.P., ProLogis, ProLogis Fraser, L.P., Belair Real Estate Corp., Belcrest Realty Corp., Belmar Realty Corp., Belrose Realty Corp., Keystone OP and Keystone.

99.1	Form of Voting Agreement dated as of May 3, 2004 entered into by ProLogis Six Rivers Limited Partnership and each of Jeffrey E. Kelter, Robert F. Savage Jr.,

Exhibit No.	Description of Document
John B. Begier, Rodney B. Berens, Donald E. Callaghan, Richard M. Cummins, Jonathan D. Eilian, David F. McBride, John S. Moody, Russell C. Platt and David M. Sherman.

99.2	Press release, dated May 3, 2004 announcing the Mergers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYSTONE PROPERTY TRUST

Date:	May 4, 2004	By:	/s/ Jeffrey E. Kelter

Jeffrey E. Kelter
President and Chief Executive Officer

Date:	May 4, 2004	By:	/s/ Timothy E. McKenna

Timothy E. McKenna
Senior Vice President and Chief Financial Officer

Date:	May 4, 2004	By:	/s/ J. Peter Lloyd

J. Peter Lloyd
Senior Vice President and Chief Accounting Officer

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EXHIBIT INDEX

Exhibit No.	Description of Document

2.1	Agreement and Plan of Merger dated as of May 3, 2004 by and among ProLogis Six Rivers Limited Partnership, Six Rivers REIT Merger Sub LLC, Six Rivers Partnership Merger Sub L.P., ProLogis, ProLogis Fraser, L.P., Belair Real Estate Corp., Belcrest Realty Corp., Belmar Realty Corp., Belrose Realty Corp., Keystone OP and Keystone.

99.1	Form of Voting Agreement dated as of May 3, 2004 entered into by ProLogis Six Rivers Limited Partnership and each of Jeffrey E. Kelter, Robert F. Savage Jr., John B. Begier, Rodney B. Berens, Donald E. Callaghan, Richard M. Cummins, Jonathan D. Eilian, David F. McBride, John S. Moody, Russell C. Platt and David M. Sherman.

99.2	Press release, dated May 3, 2004 announcing the Mergers.

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